Exhibit 1.1

GOVERNMENT PROPERTIES INCOME TRUST

(a Maryland Real Estate Investment Trust)

10,000,000 Common Shares of Beneficial Interest

PURCHASE AGREEMENT

Dated: June 2, 2009

GOVERNMENT PROPERTIES INCOME TRUST

(a Maryland Real Estate Investment Trust)

10,000,000 Common Shares of Beneficial Interest

(Par Value $0.01 Per Share)

PURCHASE AGREEMENT

June 2, 2009

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

WACHOVIA CAPITAL MARKETS, LLC

MORGAN STANLEY & CO. INCORPORATED

as Representatives of the several Underwriters

c/o	Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

Government Properties Income Trust, a Maryland real estate investment trust (the “Company”), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Wachovia Capital Markets, LLC and Morgan Stanley & Co. Incorporated are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Common Shares of Beneficial Interest, par value $0.01 per share, of the Company (“Common Shares”) set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,500,000 additional Common Shares to cover overallotments, if any.  The aforesaid 10,000,000 Common Shares (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 1,500,000 Common Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

Prior to the date hereof, the Company acquired 29 properties (the “Initial Properties”) from HRPT Properties Trust, a Maryland real estate investment trust (“HRPT”).  In furtherance of the transactions described in the Prospectus (as defined below), the Company has entered into or will enter into, as the case may be, the following agreements: (i) a Transaction Agreement, dated as of the Closing Time (as defined below) (the “Transaction Agreement”), with HRPT, (ii) a Business Management Agreement, dated as of the Closing Time (the “Business Management Agreement”), with Reit Management & Research LLC (“RMR”); (iii) a Property Management Agreement, dated as of the Closing Time (the “Property Management Agreement”), with RMR; (iv) a Credit Facility, dated April 24, 2009 (the “Credit Facility”), with Bank of America, N.A. and a syndicate of financial institutions; and (v) agreements necessary to transfer HRPT’s direct or indirect lessor’s interest under all leases relating to the Initial Properties to the Company or the Subsidiary (as defined below) (the “Lease Assumption Agreements”).

The Transaction Agreement, the Business Management Agreement, the Property Management Agreement, the Credit Facility and the Lease Assumption Agreements are hereinafter collectively referred to as the “Transaction Documents” and singly as a “Transaction Document.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-11 (No. 333-157455), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”).  Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations.  The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.”  Each prospectus used for the offering of the Securities before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.”  Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.”  Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

SECTION 1.                              Representations and Warranties.

(a)                                  Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 2(c) hereof, and, if any Option Securities are purchased, at each Date of Delivery referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i)                                     Compliance with Registration Requirements.  Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied

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and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below) as of the Applicable Time and the information included on Schedule E hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 7:00 pm (Eastern time) on June 2, 2009 or such other time as agreed by the Company and Merrill Lynch.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors other than a Bona Fide Electronic Road Show (as defined below), as evidenced by its being specified in Schedule D hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

The Company has made available a “bona fide electronic road show,” as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) (the “Bona Fide Electronic Road Show”) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies Merrill Lynch as described in the penultimate sentence of

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Section 3(e) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any amendments or supplements thereto or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through a Representative expressly for use therein (that information being limited to that described in the last sentence of Section 6(b) hereof).

Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

At the time of filing the Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations.

(ii)                                  Independent Accountants.  The accounting firm who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iii)                               Financial Statements.  The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly (A) the combined financial position of the Initial Properties (and certain related assets and liabilities) at the dates indicated and the combined statements of income, ownership interest of HRPT and cash flows of the Initial Properties (and certain related assets and liabilities) for the periods specified and (B) the financial position of the Company at the dates indicated; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, present fairly in all material respects the information set forth therein.  The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.  The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material

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respects with Regulation G of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and Item 10 of Regulation S-K under the 1933 Act and the 1934 Act, to the extent applicable.

(iv)                              No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise disclosed therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and the Subsidiary considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or the Subsidiary, other than those arising in the ordinary course of business, which are material with respect to the Company and the Subsidiary considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares of beneficial interest except for the distributions described in Sections 2.1(g) and (j) of the Transaction Agreement.

(v)                                 Good Standing of the Company.  The Company has been duly organized and is validly existing as a real estate investment trust in good standing with the State Department of Assessments and Taxation of Maryland (the “SDAT”) and has trust power and authority to own, lease and operate its properties (including, without limitation, the Initial Properties) and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign trust to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vi)                              Good Standing of the Subsidiary.  Government Properties Income Trust LLC, a Delaware limited liability company and the Company’s only subsidiary, is a “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (the “Subsidiary”), has been duly formed and is validly existing as a limited liability company in good standing under the laws of Delaware, has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding interests of the Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except as described in the Prospectus; none of the outstanding interests of the Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of the Subsidiary.

(vii)                           Capitalization.  The authorized, issued and outstanding shares of beneficial interest of the Company are as set forth in the Prospectus in the column entitled “Historical” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus).  The issued and outstanding shares of beneficial interest have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of beneficial interest were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

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(viii)                        Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(ix)                                Authorization of Transaction Documents.  Each Transaction Document has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting the enforceability of creditors’ rights and general principles of equity.

(x)                                   Authorization and Description of Securities.  The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale by the Company to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Common Shares conform to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

(xi)                                Absence of Defaults and Conflicts.  Neither the Company nor the Subsidiary is in violation of its declaration of trust (“Original Declaration of Trust”) or bylaws (“Original Company Bylaws”), in the case of the Company, or its certificate of formation, limited liability company agreement (the “Subsidiary LLC Agreement”) or bylaws (“Subsidiary Bylaws”), in the case of the Subsidiary, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or the Subsidiary is a party or by which it may be bound, or to which any of the property or assets of the Company or the Subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary trust action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Original Declaration of Trust, the Original Company Bylaws, the amended and restated declaration of trust of the Company, as effective at the Closing Time (“Amended Declaration of Trust”), the amended and restated bylaws of the Company, as effective at the Closing Time (“Amended Company Bylaws”), the Subsidiary LLC Agreement, the Subsidiary Bylaws or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Subsidiary or any of their assets, properties or operations.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or the Subsidiary.

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(xii)                             Absence of Tenant Defaults.  To the knowledge of the Company, no tenant is in default under any provision of a lease pursuant to which it leases space from the Company if such default would result in a Material Adverse Effect.

(xiii)                          Absence of Employees.  The Company and the Subsidiary do not have any employees.

(xiv)                         Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or the Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which, if determined adversely to the Company, would result in a Material Adverse Effect, or materially and adversely affect the properties or assets of the Company or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or the Subsidiary is a party or of which any of their property or assets (including, without limitation, the Initial Properties) is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(xv)                            Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

(xvi)                         Possession of Intellectual Property.  The Company and the Subsidiary own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business as described in the Registration Statement, and neither the Company nor the Subsidiary has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or the Subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xvii)                      Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained, novations of leases in connection with the transfer of the Initial Properties to the Company or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(xviii)                   Absence of Manipulation.  Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate of the Company take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

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(xix)                           Possession of Licenses and Permits.  The Company, the Subsidiary or their tenants possess such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business as described in the Registration Statement (collectively, “Governmental Licenses”), except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and the Subsidiary and, to the Company’s knowledge, their tenants are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xx)                              Title to Property.  The Subsidiary has good and insurable fee title to the Initial Properties, and the Company and the Subsidiary have good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (a) such as are described in the Prospectus, (b) liens for taxes not yet due and payable, (c) in the case of personal property located at certain real property, such as are subject to purchase money, equipment lease or similar financing arrangements which have been entered into in the ordinary course of business with an aggregate amount not in excess of $5 million or (d) those which do not, singly or in the aggregate, giving effect to applicable title insurance, materially and adversely affect the value of such property or materially interfere with the use currently made and proposed to be made of such property by the Company or the Subsidiary as described in the Prospectus.  All of the leases and subleases material to the business of the Company and the Subsidiary, considered as one enterprise, and under which the Company or the Subsidiary holds properties described in the Prospectus, are in full force and effect, and neither the Company nor the Subsidiary has received any written notice of any material claim that has been asserted by anyone adverse to the rights of the Company or the Subsidiary under any such leases or subleases, or affecting or questioning the rights of the Company or the Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.  The Initial Properties are not subject to any leases other than the leases listed on Schedule F hereto, and no Person has any possessory interest in any Initial Property or right to occupy the same except under and pursuant to (i) the provisions of such leases, (ii) licenses entered into by the Company, the Subsidiary or HRPT or its subsidiaries in the ordinary course of their business or (iii) liens, claims, encumbrances and restrictions described above.

(xxi)                          Novations.  The Company, the Subsidiary, HRPT or a subsidiary of HRPT has requested or is preparing to request all necessary novations required for the United States to recognize the Subsidiary as the successor in interest to HRPT or a subsidiary of HRPT, as the case may be, to the lessor’s interest under all leases with the General Services Administration relating to each Initial Property.

(xxii)                       Investment Company Act.  The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

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(xxiii)                     Environmental Laws.  The Company and/or HRPT has received and reviewed environmental reports on each Initial Property.  Except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus: (i) the Initial Properties are in compliance with, and neither the Company nor the Subsidiary has any liability with respect to the Initial Properties under, applicable Environmental Laws (as defined below) except for such non-compliance or liability which would not result in a Material Adverse Effect; (ii) neither the Company nor the Subsidiary has at any time released (as such term is defined in Section 101 (22) of CERCLA (as defined below)) or otherwise disposed of or handled, Hazardous Materials (as defined below) on, to or from any Initial Property, except for such releases, disposals and handlings as would not be reasonably likely to result in a Material Adverse Effect; (iii) neither the Company nor the Subsidiary knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to any Initial Property, other than such matters as would not be reasonably likely to result in a Material Adverse Effect; (iv) neither the Company nor the Subsidiary has received any written notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law by any governmental or quasi-governmental body or any third party with respect to any Initial Property or arising out of the conduct of the business of the Company or the Subsidiary at the Initial Properties, except for such claims that would not be reasonably likely to result in a Material Adverse Effect or that would not be required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus; (v) none of the Initial Properties is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or on any similar list or inventory issued by any other federal, state or local governmental authority having or claiming jurisdiction over such properties pursuant to any other Environmental Law, other than such inclusions or proposed inclusions as would not be reasonably likely to result in a Material Adverse Effect; and (vi) there are no pending administrative, regulatory or judicial actions, suits, demands, claims, notices of noncompliance or violation, investigations or proceedings relating to any applicable Environmental Law against the Company, the Subsidiary or the Initial Properties, other than as would not be reasonably likely to result in a Material Adverse Effect.  As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, chemicals, pollutants, contaminants, wastes, hazardous wastes, toxic substances, petroleum or petroleum products, asbestos-containing materials, mold or any hazardous material as defined by or regulated under any Environmental Law.  As used herein, “Environmental Law” (individually, an “Environmental Law” and collectively “Environmental Laws”) shall mean any applicable foreign, federal, state or local law (including statute or common law), ordinance, rule, regulation, or judicial or administrative order, consent decree or judgment relating to the protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Secs. 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Secs. 5101-5127, the Solid Waste Disposal Act, as amended, 42 U.S.C. Secs. 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Secs. 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Secs. 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Secs. 136-136y, the Clean Air Act, 42 U.S.C. Secs. 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Secs. 1251-1387, and the Safe Drinking Water Act, 42 U.S.C. Secs. 300f-300j-26, as any of the above statutes may be amended from time to time, and the regulations promulgated pursuant to any of the foregoing.

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(xxiv)                    Condition of Initial Properties.  The Company and/or HRPT has received and reviewed property condition reports on each Initial Property.  (A) None of the Initial Properties is in violation of any applicable building code, zoning ordinance or other law or regulation, except where such violation of any applicable building code, zoning ordinance or other law or regulation would not, singly or in the aggregate, have a Material Adverse Effect; (B) neither the Company nor the Subsidiary has received written notice of any proposed material special assessment or any proposed change in any property tax, zoning or land use laws or availability of water affecting any Initial Property that would, singly or in the aggregate, have a Material Adverse Effect; (C) there does not exist any violation of any declaration of covenants, conditions and restrictions with respect to any Initial Property which would, singly or in the aggregate, have a Material Adverse Effect, or any state of facts or circumstances or condition or event which could, with the giving of notice or passage of time, or both, constitute such a violation; and (D) the improvements comprising any portion of each Initial Property (the “Improvements”) are free of any and all physical, mechanical, structural, design or construction defects that would, singly or in the aggregate, have a Material Adverse Effect and the mechanical, electrical and utility systems servicing the Improvements (including, without limitation, all water, electric, sewer, plumbing, heating, ventilation, gas and air conditioning) are in good condition and proper working order, reasonable wear and tear and need for routine repair and maintenance excepted, and are free of defects, except for such failures and defects that would not, singly or in the aggregate, have a Material Adverse Effect.

(xxv)                       Access and Utilities.  Each of the Initial Properties has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Initial Property for its use as described in the Prospectus.  All public utilities necessary to the use and enjoyment of each of the Initial Properties in the manner described in the Prospectus is located either in the public right-of-way abutting such Initial Property (which are connected so as to serve such Initial Property without passing over other property) or in recorded easements serving such Initial Property, subject to such exceptions which, singly or in the aggregate, would not have a Material Adverse Effect.  All roads necessary for the use of each of the Initial Properties as described in the Prospectus have been completed and dedicated to public use and accepted by all applicable governmental authorities.

(xxvi)                   No Condemnation.  No condemnation or other proceeding has been commenced that has not been completed, and, to the Company’s knowledge, no such proceeding is threatened, with respect to all or any portion of the Initial Properties or for the relocation away from any Initial Property of any roadway providing access to the Initial Properties or any portion thereof.

(xxvii)                Registration Rights.  There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(xxviii)             Accounting Controls.  The Company and the Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the

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Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxix)                      Compliance with the Sarbanes-Oxley Act.  The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) which the Company is required to comply with as of the effectiveness of the Registration Statement.

(xxx)                         Tax Returns and Payment of Taxes.  At all times prior to the Closing Time, each of the Company and the Subsidiary was either a “disregarded entity” of HRPT under the Treasury Regulations promulgated under Section 7701 of the Internal Revenue Code of 1986, as amended (the “Code”), or a “qualified real estate investment trust subsidiary” under Section 856 of the Code, and thus neither the Company nor the Subsidiary was regarded as a separate entity from HRPT for purposes of United States federal income taxation.  All United States federal income tax returns regarding the Company and the Subsidiary required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken in good faith and as to which adequate reserves have been provided and will be maintained.  HRPT, the Company and the Subsidiary have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment (including all real estate taxes) received by HRPT, the Company or the Subsidiary, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided and will be maintained.  The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxxi)                      Insurance.  The Company and the Subsidiary carry or are entitled to the benefits of insurance (other than insurance coverage for officers and trustees of the Company) with, to the knowledge of the Company, financially sound and reputable insurers, in such amounts as are commercially reasonable for the properties owned by the Company and covering such risks, as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  The Company has no reason to believe that it or the Subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.  Neither the Company nor the Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(xxxii)                   Title Insurance.  The Company carries or is entitled to the benefits of title insurance with respect to each Initial Property with, to the knowledge of the Company, financially sound and reputable insurers, in an amount not less than HRPT’s cost for the real property comprising such Initial Property, insuring that the Company is vested with good and insurable fee title to each such Initial Property.

(xxxiii)                Statistical and Market-Related Data.  Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources

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that the Company believes to be reliable and accurate, and the Company has obtained, if required, the written consent to the use of such data from such sources requiring consent.

(xxxiv)               REIT Qualification.  As of the Closing Time and after giving effect to the issuance and sale of the Securities and the application of the net proceeds therefrom as described in the Prospectus, the Company will be organized and will operate in a manner so as to qualify as a “real estate investment trust” (a “REIT”) under Sections 856 to 860 of the Code, and the rules and regulations thereunder, and the Company will elect to be taxed as a REIT under the Code effective for its taxable year ending December 31, 2009.

(xxxv)                  Foreign Corrupt Practices Act.  Neither the Company nor, to the knowledge of the Company, any trustee, officer, agent, affiliate or other person acting on behalf of the Company or the Subsidiary has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxvi)               Money Laundering Laws.  The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxvii)            OFAC.  Neither the Company nor, to the knowledge of the Company, any trustee, officer, agent, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxviii)         Good Standing of RMR.  RMR is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite limited liability company power and authority to conduct its business as described in the Prospectus and to enter into and perform its obligations under each of the Business Management Agreement and the Property Management Agreement.

(b)                                 Officers’ Certificates.  Any certificate signed by any officer of the Company or the Subsidiary and delivered to the Representatives or to counsel for the Underwriters in connection with the

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offering of the Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate.

SECTION 2.                                Sale and Delivery to Underwriters; Closing.

(a)                                  Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company at the price per share set forth in Schedule C, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b)                                 Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grant(s) an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,500,000 Common Shares, as set forth in Schedule B, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Merrill Lynch to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by Merrill Lynch, but shall not be earlier than three nor later than five full business days after the exercise of said option, nor in any event prior to the Closing Time.  If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of fractional shares.

(c)                                  Payment.  Payment of the purchase price for, and delivery of certificates for, or other evidence of, the Initial Securities shall be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, NY 10019, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, or other evidence of, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company in accordance with Section 2(b).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it

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has agreed to purchase.  Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)                                 Denominations; Registration.  Certificates for, or other evidence of, the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives shall request in writing not later than two business days prior to the Closing Time or the relevant Date of Delivery, as the case may be.  The Initial Securities and any Option Securities shall be delivered by or on behalf of the Company to the Representatives, through the facilities of The Depository Trust Company, for the account of the several Underwriters.  The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and inspection by the Representatives in The City of New York not later than 2:00 P.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3.                                Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)                                  Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)                                 Filing of Amendments and Exchange Act Documents.  The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object by written notice (which may be delivered by electronic mail) of Merrill Lynch to the Company.  The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or the rules and regulations of the Commission under the 1934 Act within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of

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time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object by written notice (which may be delivered by electronic mail) of Merrill Lynch to the Company.

(c)           Delivery of Registration Statements.  The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies (including by electronic means, if so requested by the Underwriters, in addition to or in lieu of, paper copies) of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.  If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, which in the case of counsel for the Underwriters shall be communicated by Merrill Lynch in writing (which may be delivered by electronic mail) to the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, which in the case of counsel for the Underwriters shall be communicated by Merrill Lynch in writing (which may be delivered by electronic mail) to the Company, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  If at any time following issuance of an Issuer Free Writing Prospectus and prior to the completion of the sale of the Securities by the Underwriters, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicts or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify Merrill Lynch and will promptly amend or supplement, at

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its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing sentence shall not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through a Representative expressly for use therein (that information being limited to that described in the last sentence of Section 6(b) hereof).

(f)            Blue Sky Qualifications.  The Company will use commercially reasonable efforts, in cooperation with the Underwriters, to qualify, if necessary, the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to (i) file any general consent to service of process, (ii) to qualify as a foreign trust , as a dealer in securities or to do business in any jurisdiction in which it is not so qualified, or (iii) to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)           Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)           Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under the caption “Use of Proceeds.”

(i)            Listing.  The Company will use its best efforts to effect the listing of the Common Shares (including the Securities) on the New York Stock Exchange.

(j)            REIT Qualification.  The Company will use its best efforts to qualify and to elect to qualify as a REIT, effective as of the first day of its first taxable year after it ceases to be wholly owned by HRPT, and, unless the board of trustees determines otherwise, to remain qualified as a REIT thereafter.

(k)           Restriction on Sale of Securities.  During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Common Shares issued pursuant to the Company’s 2009 Incentive Share Award Plan (the “Plan”) or any dividend reinvestment plan, (C) the issuance of any Common Shares to owners of any assets, property or business which the Company may acquire in the future, whether by merger, acquisition of assets or capital stock or otherwise, as consideration for the acquisition of such assets, property or business; provided that no more than an aggregate of five percent (5%) of the number of Common Shares outstanding as of the Closing Time are issued as consideration in connection with all such acquisitions; and provided, further, that the Representatives receive a signed lock-up agreement in substantially the form of Exhibit A hereto for the balance of the 180-day restricted period from the recipients receiving Common Shares in connection with any such acquisitions, and (D) any registration

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statement on Form S-8 under the 1933 Act with respect to the foregoing clauses (B) and (C).  Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day restricted period, the restrictions imposed in this Section 3(k) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(l)            Restrictions on Grants of Awards Under the Plan.  During the 90-day period immediately following the date of this Agreement, the Company will not, without the prior written consent of Merrill Lynch, grant any awards to any employee of RMR pursuant to the Plan, other than awards to Barry M. Portnoy, Adam D. Portnoy or David M. Blackman.  During the 180-day period immediately following the date of this Agreement, the Company will not, without the prior written consent of Merrill Lynch, grant awards to employees of RMR with an aggregate value, at the time of grant, in excess of $2,000,000, provided that awards to Barry M. Portnoy, Adam D. Portnoy or David M. Blackman shall not be subject to the foregoing or included in the calculation of whether such $2,000,000 amount has been reached.

(m)          Reporting Requirements.  The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

(n)           Issuer Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representatives in writing is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(o)           Novations.  As soon as reasonably practicable after the Closing Time, the Company will use all commercially reasonable efforts to obtain all necessary novations required for the United States to recognize the Subsidiary as the successor in interest to HRPT or a subsidiary of HRPT, as the case may be, to the lessor’s interest under all leases with the General Services Administration relating to each Initial Property.

SECTION 4.           Payment of Expenses.

(a)           Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities by the Company to the

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Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of one counsel for the Underwriters (not to exceed $10,000) in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company or by the Representatives with the prior written approval of the Company in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of transportation chartered in connection with the road show, including 50% of the cost of aircraft, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, the review by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Securities (such counsel’s fees not to exceed $15,000), (xi) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and (xii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Representatives caused by a breach of the representation contained in the third paragraph of Section 1(a)(i) (it being understood that the representation contained in such paragraph shall not apply to statements in or omissions from the General Disclosure Package made in reliance upon and in conformity with information furnished to the Company by the Underwriters through a Representative in writing expressly for use in the General Disclosure Package (that information being limited to that described in the last sentence of Section 6(b) hereof).  For the avoidance of doubt, except as expressly set forth in this Section 4(a), Section 4(b), Section 6 or Section 7, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the resale of Securities by them and the expenses of advertising any offering of the Securities by the Underwriter.

(b)           Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.           Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder to purchase and pay for the Securities pursuant to the terms hereof are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or the Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement.  The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission to the Company for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.  A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time

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frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

(b)           Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.  At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, in a form reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters.

(c)           Opinion of Venable LLP.  At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Venable LLP, Maryland counsel for the Company, in a form reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters.

(d)           Opinion of Sullivan & Worcester LLP.  At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Sullivan & Worcester LLP, counsel for the Company, in a form reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters.

(e)           Opinion of Prickett, Jones & Elliott, P.A.  At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Prickett, Jones & Elliott, P.A., special counsel for the Company, in a form reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters.

(f)            Opinion of Counsel for Underwriters.  At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Sidley Austin LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representatives shall reasonably request.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiary and certificates of public officials.

(g)           Transaction Documents.  All of the Transaction Documents shall have been executed and delivered contemporaneously with or prior to the sale of the Initial Securities.

(h)           Company Officers’ Certificate.  At the Closing Time, there shall not have occurred, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any Material Adverse Effect and neither the Property located at 5045 East Butler Ave, Fresno, CA nor the Property located at 20 Massachusetts Avenue, Washington, DC shall have sustained any material loss or casualty due to fire, flood, earthquake, hurricane, tornado, accident or other calamity, whether or not covered by insurance, or court or governmental action, order or decree and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, there has not occurred any Material Adverse Effect and neither the Property located at 5045 East Butler Ave, Fresno, CA nor the Property located at 20 Massachusetts Avenue, Washington, DC shall have sustained any material loss or casualty due to fire, flood, earthquake, hurricane, tornado, accident or other calamity, whether or not covered by insurance, or court or governmental action, order or decree, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued

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and no proceedings for that purpose have been instituted or are pending or, to the best of such officers’ knowledge, threatened by the Commission.

(i)            Company Chief Financial Officer’s Certificate.  At the Closing Time, the Representatives shall have received a certificate of the chief financial officer of the Company, dated as of the Closing Time, in a form reasonably satisfactory to the Representatives, together with signed or reproduced copies of such certificate for each of the other Underwriters.

(j)            HRPT Officers’ Certificate.  At the Closing Time, the Representatives shall have received from HRPT a certificate of the President or a Vice President of HRPT and of the chief financial or chief accounting officer of HRPT, dated as of the Closing Time, to the effect that (i) there has not occurred, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any Material Adverse Effect and neither the Property located at 5045 East Butler Ave, Fresno, CA nor the Property located at 20 Massachusetts Avenue, Washington, DC shall have sustained any material loss or casualty due to fire, flood, earthquake, hurricane, tornado, accident or other calamity, whether or not covered by insurance, or court or governmental action, order or decree, (ii) the representations and warranties in the letter delivered pursuant to Section 5(q) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best of such officers’ knowledge, threatened by the Commission.

(k)           Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated as of such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(l)            Bring-down Comfort Letter.  At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (k) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(m)          Approval of Listing.  At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(n)           No Objection.  FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(o)           Lock-up Agreement.  At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by HRPT, Barry M. Portnoy, Adam D. Portnoy, John L. Harrington, Jeffrey P. Somers, Barbara D. Gilmore and David M. Blackman.

(p)           Adoption of Amended Declaration of Trust and Amended Bylaws.  At the Closing Time, the Company shall adopt the Amended Declaration of Trust and Amended Company Bylaws in substantially the forms filed as exhibits to the Registration Statement.

(q)           HRPT Letter.  At the time of the execution of this Agreement, the Representatives shall have received from HRPT a letter dated as of such date, in form and substance reasonably satisfactory to

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the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters regarding certain representations and warranties and agreements.

(r)            Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company, the Subsidiary or HRPT hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)            Company Officers’ Certificate.  A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(h) hereof remains true and correct as of such Date of Delivery.

(ii)           Company Chief Financial Officer’s Certificate.  A certificate, dated such Date of Delivery, of the chief financial officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(i) hereof remains true and correct as of such Date of Delivery.

(iii)          HRPT Officers’ Certificate.  A certificate, dated such Date of Delivery, of the President or a Vice President of HRPT and of the chief financial or chief accounting officer of HRPT, confirming that the certificate delivered at the Closing Time pursuant to Section 5(j) remains true and correct as of such Date of Delivery.

(iv)          Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.  The favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, in a form reasonably satisfactory to the Representatives, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery to the same effect as the opinion required by Section 5(b) hereof.

(v)           Opinion of Venable LLP.  The favorable opinion of Venable LLP, Maryland counsel for the Company, in a form reasonably satisfactory to the Representatives, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(vi)          Opinion of Sullivan & Worcester LLP.  The favorable opinion of Sullivan & Worcester LLP, counsel for the Company, in a form reasonably satisfactory to the Representatives, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(vii)         Opinion of Prickett, Jones & Elliott, P.A.  The favorable opinion of Prickett, Jones & Elliott, P.A., counsel for the Company, in a form reasonably satisfactory to the Representatives, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

(viii)        Opinion of Counsel for Underwriters.  The favorable opinion of Sidley Austin LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

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(ix)           Bring-down Comfort Letter.  A letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(l) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(s)           Additional Documents.  At the Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(t)            Termination of Agreement.  If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by written notice from Merrill Lynch to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 4, 6, 7, 8, 13, 15, 16, 17 and 19 shall survive any such termination and remain in full force and effect.

SECTION 6.           Indemnification.

(a)           Indemnification of Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of one separate firm of counsel (other than local counsel) chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or

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any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through a Representative expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) (that information being limited to that described in the last sentence of Section 6(b) hereof).

(b)           Indemnification of Company, Trustees and Officers.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its trustees, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through a Representative expressly for use therein, such information being limited to the following: paragraph five, paragraph eleven and paragraphs fifteen through eighteen under the section entitled “Underwriting” of the Registration Statement and the Prospectus.

(c)           Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties hereunder similarly notified, by written notice delivered to the indemnified party as promptly as reasonably practicable after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, the indemnified party shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence, reasonably approved by the indemnifying party (or by Merrill Lynch in the case of Section 6(b)), representing the indemnified parties who are parties to such action or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after

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notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party; provided that in no event shall the indemnifying party or parties be liable for the fees and expenses of more than one firm of counsel (in addition to local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar related actions arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to Section 6(d), the indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage liability or expense by reason of such settlement or judgment to the extent the indemnifying party is required to indemnify the indemnified party under Section 6(a) or (b) hereof.

(d)           Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.           Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied

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by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.           Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Subsidiary submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9.           Termination of Agreement.

(a)           Termination; General.  The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has occurred, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the

25

Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by such exchange or by order of the Commission or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b)           Liabilities.  If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 4, 6, 7, 8, 13, 15, 16, 17 and 19 shall survive such termination and remain in full force and effect.

SECTION 10.         Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)            if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)           if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter or the Company.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.         Default by the Company.  If the Company shall fail at the Closing Time or at a Date of Delivery to sell and deliver the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7, 8, 13, 15, 16, 17 and 19 shall remain in full force and effect.  No action taken pursuant to this Section 11 shall relieve the Company from liability, if any, in respect of such default.

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SECTION 12.         Tax Disclosure.  Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure.  For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

SECTION 13.         Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representatives at Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, New York 10080, attention of Syndicate Department, Facsimile: (646) 855-3073, with a copy attention of ECM Legal, Facsimile: (212) 230-8730, Wachovia Capital Markets, LLC, 375 Park Avenue, New York, New York, attention of Equity Syndicate Department, Facsimile: (212) 214-5918; and Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, attention of Equity Capital Markets Syndicate Desk, Facsimile: (212) 404-9462, with a copy attention of the General Counsel; and notices to the Company shall be directed to it at 400 Centre Street, Newton, Massachusetts 02458, attention of Adam D. Portnoy, President with a copy to Jennifer B. Clark, Secretary, Facsimile: (617) 928-1305.

SECTION 14.         No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its shareholders, creditors or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 15.         Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

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SECTION 16.         Trial by Jury.  The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17.         GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 18.         TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19.         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20.         Effect of Headings.  The Section and sub-section headings herein are for convenience only and shall not affect the construction hereof.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

GOVERNMENT PROPERTIES INCOME TRUST

		By	/s/ David M. Blackman
Name: David M. Blackman
Title: Treasurer and Chief Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
WACHOVIA CAPITAL MARKETS, LLC
MORGAN STANLEY & CO. INCORPORATED

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By	/s/ Jeffrey Horowitz
Authorized Signatory

By: WACHOVIA CAPITAL MARKETS, LLC

By	/s/ David Herman
Authorized Signatory

By: MORGAN STANLEY & CO. INCORPORATED

By	/s/ Michael Bluhm
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

29

SCHEDULE A

Name of Underwriter	Number of Initial Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,140,200
Wachovia Capital Markets, LLC	2,140,200
Morgan Stanley & Co. Incorporated	1,672,800
RBC Capital Markets Corporation	1,131,600
Citigroup Global Markets Inc.	1,131,600
Morgan Keegan & Company, Inc.	1,131,600
UBS Securities LLC	492,000
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	20,000
BNY Mellon Capital Markets, LLC	20,000
Robert W. Baird & Co. Incorporated	20,000
Barclays Capital Inc.	20,000
J.J.B. Hilliard, W.L. Lyons, LLC	20,000
Janney Montgomery Scott LLC	20,000
Macquarie Capital (USA) Inc.	20,000
Oppenheimer & Co. Inc.	20,000
Total	10,000,000

A-1

SCHEDULE B

	Number of Initial Securities to be Sold	Maximum Number of Option Securities to Be Sold

GOVERNMENT PROPERTIES INCOME TRUST	10,000,000	1,500,000

B-1

SCHEDULE C

GOVERNMENT PROPERTIES INCOME TRUST
10,000,000 Common Shares
(Par Value $0.01 Per Share)

1.             The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $20.00.

2.             The purchase price per share for the Securities to be paid by the several Underwriters shall be $18.75, being an amount equal to the initial public offering price set forth above less $1.25 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

C-1

SCHEDULE D

None

D-1

SCHEDULE E

10,000,000 common shares
$20.00 per common share

E-1

SCHEDULE F

201 East Indianola Avenue, Phoenix, Maricopa County, Arizona

The United States of America (the “U.S. Government”):

1.                                       U.S. Government Lease for Real Property (GSA Lease No. GS-09B-94939), dated as of April 10, 1997, by and between Chen & Fei Corporation, Lawco of Washington, Inc.  (“Chen Fei”) and the U.S. Government;

2.                                       Assignment of Lease Agreement, dated as of May 15, 1997, by and between Chen Fei and Hub Realty Funding, Inc. (“Hub Funding”);

3.                                       Supplemental Lease Agreement No. 1, dated as of April 22, 1998, by and between Hub Funding and the U.S. Government;

4.                                       Supplemental Lease Agreement No. 2, dated as of April 2, 1998, by and between Hub Funding and the U.S. Government;

5.                                       Supplemental Lease Agreement No. 3 (undated) by and between Hub Funding and the U.S. Government;

6.                                       Supplemental Lease Agreement No. 4, dated as of May 15, 1999, by and between Hub Funding and the U.S. Government;

7.                                       Supplemental Lease Agreement No. 5, dated as of July 20, 1999, by and between Hub Funding and the U.S. Government;

8.                                       Supplemental Lease Agreement No. 6, dated as of September 30, 1999, by and between Rosecliff and the U.S. Government;

9.                                       Supplemental Lease Agreement No. 7, dated as of March 1, 2000, by and between Hub Funding and the U.S. Government;

10.                                 Supplemental Lease Agreement No. 8, dated as of March 1, 2000, by and between Hub Funding and the U.S. Government;

11.                                 Supplemental Lease Agreement No. 9, dated as of December 13, 2000, by and between Hub Funding and the U.S. Government;

12.                                 Supplemental Lease Agreement No. 10, dated as of August 12, 2003, by and between Hub Funding and the U.S. Government;

13.                                 Supplemental Lease Agreement No. 11, dated as of March 15, 2004, by and between Hub Funding and the U.S. Government;

14.                                 Supplemental Lease Agreement No. 12, dated as of May 23, 2006, by and between Hub Funding and the U.S. Government;

15.                                 Supplemental Lease Agreement No. 13, dated as of August 1, 2006, by and between Hub Funding and the U.S. Government;

16.                                 Supplemental Lease Agreement No. 14, dated as of October 26, 2006, by and between Hub Funding and the U.S. Government;

17.                                 Supplemental Lease Agreement No. 15, dated as of April 3, 2008, by and between Hub Funding and the U.S. Government; and

18.                                 Supplemental Lease Agreement No. 16 (undated) by and between Hub Funding and the U.S. Government.

5045 East Butler Avenue, Fresno, CA

U.S. Government (Internal Revenue Service):

1.                                       U.S. Government Lease for Real Property (GSA Lease No. GS-09B-01110), dated November 28, 2001, by and between Russell & Associates — Fresno (“Russell”) and the U.S. Government;

2.                                       Supplemental Lease Agreement No. 2, dated as of March 29, 2002, by and between Russell and the U.S. Government;

3.                                       Supplemental Lease Agreement No. 3-Assignment, dated as of November 11, 2002, by and among Russell, Hub Acquisition Trust (“Hub Acquisition”) and the U.S. Government; and

4.                                       Supplemental Lease Agreement No. 4, dated as of December 16, 2002, by and between Hub Acquisition and the U.S. Government.

9797 Aero Drive, San Diego, CA

U.S. Government (Federal Bureau of Investigation):

1.                                 U.S. Government Lease for Real Property (GSA Lease No. GS-09B-92887), dated as of January 19, 1994, by and between DAI Industrial Partnership (“DAI”) and the U.S. Government;

2.                                 Supplemental Lease Agreement No. 1, dated as of August 19, 1994, by and between DAI and the U.S. Government;

3.                                 Supplemental Lease Agreement No. 2, dated as of December 15, 1994, by and between DAI and the U.S. Government;

4.                                 Supplemental Lease Agreement No. 3, dated as of February 23, 1995, by and between DAI and the U.S. Government;

5.                                 Supplemental Lease Agreement No. 4, dated as of April 10, 1995, by and between DAI and the U.S. Government;

6.                                 Supplemental Lease Agreement No. 5, dated as of June 23, 1995, by and between Rosecliff Realty Funding, Inc. (“Rosecliff”) and the U.S. Government;

7.                                 Supplemental Lease Agreement No. 6, dated as of April 25, 1997, by and between Rosecliff and the U.S. Government;

8.                                 Supplemental Lease Agreement No. 7, effective as of October 29, 1997, by and between Rosecliff and the U.S. Government;

9.                                 Supplemental Lease Agreement No. 8 (undated) by and between Hub Funding and the U.S. Government;

10.                           Supplemental Lease Agreement No. 9, dated as of February 10, 1998, by and between Hub Funding and the U.S. Government;

11.                           Supplemental Lease Agreement No. 10, dated as of July 31, 1998, by and between Hub Funding and the U.S. Government;

12.                           Supplemental Lease Agreement No. 10, dated as of December 6, 2001, by and between Hub Funding and the U.S. Government;

13.                           Supplemental Lease Agreement No. 11, dated as of December 17, 2002, by and between India Street Investors and the U.S. Government;

14.                           Supplemental Lease Agreement No. 12, dated as of January 8, 2004, by and between Hub Funding and the U.S. Government;

15.                           Supplemental Lease Agreement No. 13, dated as of March 3, 2005, by and between Hub Funding and the U.S. Government;

16.                           Supplemental Lease Agreement No. 14, dated as of December 14, 2006, by and between Hub Funding and the U.S. Government;

17.                           Supplemental Lease Agreement No. 15, dated as of August 2, 2007, by and between Hub Funding and the U.S. Government; and

18.                           Supplemental Lease Agreement No. 16, dated as of March 10, 2008, by and between Hub Funding and the U.S. Government.

9174 Sky Park Centre, San Diego, CA

State of California - Department of Motor Vehicles

1.                                       Lease Agreement, dated as of January 7, 2008, by and between Hub Properties Trust (“Hub”) and through the Director of the Department of General Services acting on behalf of the State of California.

State of California - Department of Water Quality Control Board

1.                                       Lease Agreement, dated as of January 23, 2008, by and between Hub and through the Director of the Department of General Services on behalf of California.

Hub Properties Trust

1.                                       Building Lease, dated as of April 23, 2009, by and between Hub, as Landlord, and Hub, as Tenant.

4560 Viewridge Drive, San Diego, CA

U.S. Government (Drug Enforcement Agency):

1.                                       U.S. Government Lease for Real Property (GSA Lease No. GS-09B-91462), dated as of March 25, 1995, by and between Western Devcon, Inc. (“Western Devcon”) and the U.S. Government;

2.                                       Supplemental Lease Agreement No. 1, dated as of June 2, 1995, by and between Western Devcon and the U.S. Government;

3.                                       Supplemental Lease Agreement No. 2 (undated) by and between Roseview San Diego Limited Partnership c/o Western Devcon and the U.S. Government;

4.                                       Supplemental Lease Agreement No. 3, dated as of July 10, 1995, by and between Roseview San Diego Limited Partnership c/o Western Devcon and the U.S. Government;

5.                                       Supplemental Lease Agreement No. 4, dated as of October 11, 1995, by and between Roseview San Diego Limited Partnership c/o Western Devcon and the U.S. Government;

6.                                       Supplemental Lease Agreement No. 5, dated as of January 17, 1996, by and between Roseview San Diego Limited Partnership c/o Western Devcon and the U.S. Government;

7.                                       Supplemental Lease Agreement No. 6, dated as of April 3, 1996, by and between Roseview San Diego Limited Partnership c/o Western Devcon and the U.S. Government;

8.                                       Supplemental Lease Agreement No. 7, dated as of May 15, 1996, by and between Roseview San Diego Limited Partnership c/o Western Devcon and the U.S. Government;

9.                                       Supplemental Lease Agreement No. 8, dated as of July 3, 1996, by and between Roseview San Diego Limited Partnership c/o Western Devcon and the U.S. Government;

10.                                 Supplemental Lease Agreement No. 9 (undated) by and between Roseview San Diego Limited Partnership c/o Western Devcon and the U.S. Government;

11.                                 Supplemental Lease Agreement No. 10, dated as of December 5, 1996, by and between Roseview San Diego Limited Partnership c/o Western Devcon and the U.S. Government;

12.                                 Supplemental Lease Agreement No. 11, dated as of July 27, 1998, by and between Hub Acquisition and the U.S. Government;

13.                                 Supplemental Lease Agreement No. 12 (undated) by and between Hub Acquisition and the U.S. Government;

14.                                 Supplemental Lease Agreement No. 13, dated as of November 10, 1998, by and between Hub Acquisition and the U.S. Government;

15.                                 Supplemental Lease Agreement No. 14, dated as of July 17, 2000, by and between Hub Acquisition and the U.S. Government;

16.                                 Supplemental Lease Agreement No. 15, dated as of September 24, 2004, by and between Hub Acquisition and the U.S. Government;

17.                                 Supplemental Lease Agreement No. 16, dated as of October 3, 2003, by and between Hub Acquisition and the U.S. Government; and

18.                                 Supplemental Lease Agreement No. 17, dated as of August 8, 2005, by and between Hub Acquisition and the U.S. Government.

16194 West 45th Drive, Golden, CO

U.S. Government (Environmental Protection Agency):

1.                                       U.S. Government Lease for Real Property (GSA Lease No. GS-08P-13300), dated as of April 17, 1995, by and between Amelang Partners, Inc. (“Amelang”) and the U.S. Government;

2.                                       Supplemental Lease Agreement No. 1 (undated) by and between Amelang and the U.S. Government;

3.                                       Supplemental Lease Agreement No. 2, dated as of August 1, 1996, by and between Amelang and the U.S. Government;

4.                                       Supplemental Lease Agreement No. 3, dated as of August 17, 1998, by and between Amelang and the U.S. Government;

5.                                       Supplemental Lease Agreement No. 4, dated as of September 15, 1998, by and between Hub Realty Golden, Inc. (“Hub Golden”) and the U.S. Government;

6.                                       Supplemental Lease Agreement No. 5, dated as of October 28, 1998, by and between Hub Golden and the U.S. Government;

7.                                       Supplemental Lease Agreement No. 6, dated as of September 21, 1999, by and between Hub Golden and the U.S. Government;

8.                                       Supplemental Lease Agreement No. 7, dated as of August 30, 2000, by and between Hub Golden and the U.S. Government;

9.                                       Supplemental Lease Agreement No. 8 (undated) by and between Hub Golden and the U.S. Government;

10.                                 Supplemental Lease Agreement No. 9, dated as of September 12, 2001, by and between Hub Golden and the U.S. Government;

11.                                 Supplemental Lease Agreement No. 10, dated as of December 11, 2001, by and between Hub Golden and the U.S. Government;

12.                                 Supplemental Lease Agreement No. 11 (undated) by and between Hub Golden and the U.S. Government;

13.                                 Supplemental Lease Agreement No. 12, dated as of February 13, 2002, by and between Hub Golden and the U.S. Government;

14.                                 Supplemental Lease Agreement No. 13, dated as of February 27, 2002, by and between Hub Golden and the U.S. Government;

15.                                 Supplemental Lease Agreement No. 14, dated as of August 7, 2002, by and between Hub Golden and the U.S. Government;

16.                                 Supplemental Lease Agreement No. 15, dated as of May 15, 2003, by and between Hub Golden and the U.S. Government;

17.                                 Supplemental Lease Agreement No. 16, dated as of September 9, 2003, by and between Hub Golden and the U.S. Government;

18.                                 Supplemental Lease Agreement No. 17, dated as of August 10, 2004, by and between Hub Golden and the U.S. Government;

19.                                 Supplemental Lease Agreement No. 18, dated as of December 14, 2004, by and between Hub Golden and the U.S. Government;

20.                                 Supplemental Lease Agreement No. 19, dated as of February 18, 2005, by and between Hub Golden and the U.S. Government;

21.                                 Supplemental Lease Agreement No. 19, dated as of March 18, 2005, by and between Hub Golden and the U.S. Government;

22.                                 Supplemental Lease Agreement No. 20, dated as of May 13, 2005, by and between Hub Golden and the U.S. Government;

23.                                 Supplemental Lease Agreement No. 21, dated as of October 17, 2007, by and between Hub Golden and the U.S. Government;

24.                                 Supplemental Lease Agreement No. 22, dated as of October 17, 2007, by and between Hub Golden and the U.S. Government;

25.                                 Supplemental Lease Agreement No. 23, dated as of November 6, 2008, by and between Hub Golden and the U.S. Government;

26.                                 Supplemental Lease Agreement No. 24, dated as of February 11, 2008, by and between Hub Golden and the U.S. Government;

27.                                 Supplemental Lease Agreement No. 25, dated as of November 6, 2008, by and between Hub Golden and the U.S. Government;

28.                                 Supplemental Lease Agreement No. 26, dated as of December 12, 2008, by and between Hub Golden and the U.S. Government; and

29.                                 Supplemental Lease Agreement No. 27, dated as of January 27, 2009, by and between Hub Golden and the U.S. Government;

7201 West Mansfield Avenue, Lakewood, CO

7301 West Mansfield Avenue, Lakewood, CO

U.S. Government (Bureau of Reclamation):

1.                                       U.S. Government Lease for Real Property (GSA Lease No. GS-08P-13387), dated as of January 6, 1997, by and between The Mutual Life Insurance Company of New York and the U.S. Government;

2.                                       Supplemental Lease Agreement No. 1, dated as of January 20, 1997, by and between WHMNY Real Estate Limited Partnership (“WHMNY”) and the U.S. Government;

3.                                       Supplemental Lease Agreement No. 2, effective as of June 20, 1997, by and between WHMNY and the U.S. Government;

4.                                       Supplemental Lease Agreement No. 3, dated as of September 11, 1998, by and between WHMNY and the U.S. Government;

5.                                       Supplemental Lease Agreement No. 4 (undated) by and between WHMNY and the U.S. Government;

6.                                       Supplemental Lease Agreement No. 5, dated as of July 31, 2000, by and between WHMNY and the U.S. Government;

7.                                       Supplemental Lease Agreement No. 6, dated as of June 19, 2001, by and between WHMNY and the U.S. Government;

8.                                       Supplemental Lease Agreement No. 7, dated as of May 10, 2002, by and between WHMNY and the U.S. Government;

9.                                       Supplemental Lease Agreement No. 8, dated as of July 25, 2002, by and between WHMNY and the U.S. Government;

10.                                 Supplemental Lease Agreement No. 9, dated as of June 10, 2003, by and between Hub Acquisition and the U.S. Government;

11.                                 Supplemental Lease Agreement No. 10, dated as of September 10, 2003, by and between Hub Acquisition and the U.S. Government;

12.                                 Supplemental Lease Agreement No. 11, dated as of August 10, 2004, by and between Hub Acquisition and the U.S. Government; and

13.                                 Supplemental Lease Agreement No. 12, dated as of May 26, 2005, by and between Hub Acquisition and the U.S. Government.

7401 West Mansfield Avenue, Lakewood, CO

U.S. Government (National Business Center):

1.                                       U.S. Government Lease for Real Property (GSA Lease No. GS-08P-13730), dated as of May 10, 2002, by and between WHMNY and the U.S. Government;

2.                                       Supplemental Lease Agreement No. 1, dated as of September 10, 2002, by and between WHMNY and the U.S. Government;

3.                                       Supplemental Lease Agreement No. 2, dated as of June 11, 2003, by and between Hub Acquisition and the U.S. Government; and

4.                                       Supplemental Lease Agreement No. 3, dated as of July 19, 2005, by and between Hub Acquisition and the U.S. Government.

20 Massachusetts Avenue N.W., Washington, District of Columbia

U.S. Government (Immigration and Naturalization Service):

1.                                       U.S. Government Lease for Real Property (GSA Lease No. GS-11B-01453), dated as of December 20, 2001, by and between Hub Funding and the U.S. Government;

2.                                       Supplemental Lease Agreement No. 1, dated as of March 12, 2003, by and between Hub Funding and the U.S. Government;

3.                                       Supplemental Lease Agreement No. 2, dated as of October 30, 2003, by and between Hub Funding and the U.S. Government;

4.                                       Supplemental Lease Agreement No. 4, dated as of December 13, 2004, by and between Hub Funding and the U.S. Government;

5.                                       Supplemental Lease Agreement No. 5, dated as of October 21, 2005, by and between Hub Funding and the U.S. Government;

6.                                       Supplemental Lease Agreement No. 6, dated as of December 6, 2006, by and between Hub Funding and the U.S. Government; and

7.                                       Supplemental Lease Agreement No. 7, dated as of February 8, 2008, by and between Hub Funding and the U.S. Government.

U.S. Government (Immigration and Naturalization Service):

1.                                       U.S. Government Lease for Real Property (GSA Lease No. GS-11B-01447), dated as of December 20, 2001, by and between Hub Funding and the U.S. Government;

2.                                       Supplemental Lease No. 1, dated as of March 12, 2003, by and between Hub Funding and the U.S. Government;

3.                                       Supplemental Lease No. 2, dated as of October 30, 2003, by and between Hub Funding and the U.S. Government;

4.                                       Supplemental Lease No. 3, dated as of December 3, 2004, by and between Hub Funding and the U.S. Government;

5.                                       Supplemental Lease No. 5, dated as of March 1, 2005, by and between Hub Funding and the U.S. Government;

6.                                       Supplemental Lease No. 6, dated as of October 21, 2005, by and between Hub Funding and the U.S. Government; and

7.                                       Supplemental Lease No. 8, dated as of March 26, 2008, by and between Hub Funding and the U.S. Government.

U.S. Government (Immigration and Naturalization Service):

1.                                       U.S. Government Lease for Real Property (GSA Lease No. GS-11B-01455), dated as of December 20, 2001, by and between Hub Funding and the U.S. Government;

2.                                       Supplemental Lease No. 1, dated as of March 12, 2003, by and between Hub Funding and the U.S. Government;

3.                                       Supplemental Lease No. 2, dated as of November 5, 2003, by and between Hub Funding and the U.S. Government;

4.                                       Supplemental Lease No. 3, dated as of November 23, 2004, by and between Hub Funding and the U.S. Government;

5.                                       Supplemental Lease No. 4, dated as of December 13, 2004, by and between Hub Funding and the U.S. Government;

6.                                       Supplemental Lease No. 5, dated as of October 20, 2005, by and between Hub Funding and the U.S. Government;

7.                                       Supplemental Lease No. 6, dated as of December 6, 2006, by and between Hub Funding and the U.S. Government; and

8.                                       Supplemental Lease No. 7, dated as of January 14, 2008, by and between Hub Funding and the U.S. Government

U.S. Government (Immigration and Naturalization Service):

1.                                       U.S. Government Lease for Real Property (GSA Lease No. GS-11B-01454), dated as of December 20, 2001, by and between Hub Funding and the U.S. Government;

2.                                       Supplemental Lease Agreement No. 1, dated as of March 12, 2003, by and between Hub Funding and the U.S. Government;

3.                                       Supplemental Lease Agreement No. 2, dated as of November 5, 2003, by and between Hub Funding and the U.S. Government;

4.                                       Supplemental Lease Agreement No. 3, dated as of November 10, 2004, by and between Hub Funding and the U.S. Government;

5.                                       Supplemental Lease Agreement No. 4, dated as of December 13, 2004, by and between Hub Funding and the U.S. Government;

6.                                       Supplemental Lease Agreement No. 5, dated as of October 25, 2005, by and between Hub Funding and the U.S. Government; and

7.                                       Supplemental Lease Agreement No. 7, dated as of January 14, 2008, by and between Hub Funding and the U.S. Government.

U.S. Government (Department of Justice):

1.                                       U.S. Government Lease for Real Property (GSA Lease No. GS-11B-01445), dated as of November 21, 2001, by and between Hub Funding and the U.S. Government;

2.                                       Supplemental Lease No. 1, dated as of November 15, 2002, by and between Hub Funding and the U.S. Government;

3.                                       Supplemental Lease No. 2, dated as of November 15, 2002, by and between Hub Funding and the U.S. Government;

4.                                       Supplemental Lease No. 3, dated as of November 19, 2003, by and between Hub Funding and the U.S. Government;

5.                                       Supplemental Lease No. 4, dated as of October 15, 2004, by and between Hub Funding and the U.S. Government;

6.                                       Supplemental Lease No. 5, dated as of November 12, 2004, by and between Hub Funding and the U.S. Government;

7.                                       Supplemental Lease No. 6, dated as of October 14, 2005, by and between Hub Funding and the U.S. Government; and

8.                                       Supplemental Lease No. 9, dated as of October 6, 2006, by and between Hub Funding and the U.S. Government.

U.S. Government (Department of Justice):

1.                                       U.S. Government Lease for Real Property (GSA Lease No. GS-11B-01444), dated as of November 21, 2001, by and between Hub Funding and the U.S. Government;

2.                                       Supplemental Lease Agreement No. 1, dated as of November 15, 2002, by and between Hub Funding and the U.S. Government;

3.                                       Supplemental Lease Agreement No. 2, dated as of November 15, 2002, by and between Hub Funding and the U.S. Government;

4.                                       Supplemental Lease Agreement No. 3, dated as of November 19, 2003, by and between Hub Funding and the U.S. Government;

5.                                       Supplemental Lease Agreement No. 4, dated as of October 22, 2004, by and between Hub Funding and the U.S. Government;

6.                                       Supplemental Lease Agreement No. 6, dated as of October 13, 2005, by and between Hub Funding and the U.S. Government;

7.                                       Supplemental Lease Agreement No. 8, dated as of February 14, 2006, by and between Hub Funding and the U.S. Government;

8.                                       Supplemental Lease Agreement No. 9, dated as of October 19, 2006, by and between Hub Funding and the U.S. Government; and

9.                                       Supplemental Lease Agreement No. 16, dated as of December 12, 2007, by and between Hub Acquisition and the U.S. Government.

U.S. Government (Department of Justice):

1.                                       Parking Lease Agreement (DOJ-1001-002), dated as of August 6, 2002, by and between Hub Funding and the U.S. Government;

2.                                       Supplemental Lease No. 1, dated as of September 19, 2006, by and between Hub Funding and the U.S. Government;

3.                                       Supplemental Lease No. 2, dated as of October 15, 2007, by and between Hub Funding and the U.S. Government; and

4.                                       Supplemental Lease No. 3, dated as of November 5, 2008, by and between Hub Funding and the U.S. Government.

1 Corporate Boulevard, Atlanta, GA

10 Corporate Boulevard, Atlanta, GA

11 Corporate Boulevard, Atlanta, GA

12 Corporate Boulevard, Atlanta, GA

U.S. Government (Center for Disease Control):

1.                                       U.S. Government Lease for Real Property (GSA Lease No.GS-04B-31130), dated as of June 30, 1992, by and between Hallwood Real Estate Investors Fund XV (“Hallwood”) and the U.S. Government;

2.                                       Supplemental Lease Agreement No. 1, dated as of December 2, 1992, by and between Hallwood and the U.S.Government;

3.                                       Supplemental Lease Agreement No. 2, dated as of December 15, 1992, by and between Hallwood and the U.S. Government;

4.                                       Supplemental Lease Agreement No. 3, dated as of March 17, 1993, by and between Hallwood and the U.S. Government;

5.                                       Supplemental Lease Agreement No. 4, dated as of April 1, 1993, by and between Hallwood and the U.S. Government;

6.                                       Supplemental Lease Agreement No. 5, dated as of June 8, 1993, by and between Hallwood and the U.S. Government;

7.                                       Supplemental Lease Agreement No. 6, dated as of July 14, 1993, by and between Hallwood and the U.S. Government;

8.                                       Supplemental Lease Agreement No. 7, dated as of September 3, 1993, by and between Hallwood and the U.S. Government;

9.                                       Supplemental Lease Agreement No. 8, dated as of February 1, 1994, by and between Hallwood and the U.S. Government;

10.                                 Supplemental Lease Agreement No. 9, dated as of March 31, 1994, by and between Hallwood and the U.S. Government;

11.                                 Supplemental Lease Agreement No. 10, dated as of September 19, 2000, by and between Hallwood and the U.S. Government;

12.                                 Supplemental Lease Agreement No. 11, dated as of March 8, 2001, by and between Hallwood and the U.S. Government;

13.                                 Supplemental Lease Agreement No. 12, dated as of December 5, 2002, by and between Hallwood and the U.S. Government; and

14.                                 Supplemental Lease Agreement No. 13, dated as of July 7, 2003, by and between Hallwood and the U.S. Government.

8 Corporate Boulevard, Atlanta, GA

U.S. Government (Center for Disease Control):

1.                                       U.S. Government Lease for Real Property (GSA Lease No. GS-04B-39113), dated as of May 27, 1999, by and between Hallwood and the U.S. Government;

2.                                       Supplemental Lease Agreement No. 1, dated as of August 4, 1999, by and between Hallwood and the U.S. Government;

3.                                       Supplemental Lease Agreement No. 2, dated as of September 22, 1999, by and between Hallwood and the U.S. Government;

4.                                       Supplemental Lease Agreement No. 3, dated as of July 26, 2000, by and between Hallwood and the U.S. Government;

5.                                       Notice of Assignment, dated as of August 31, 2000, by and among Hallwood, the U.S. Government and United States Trust Company of New York; and

6.                                       Supplemental Lease Agreement No. 4, dated as of October 20, 2000, by and between Hallwood and the U.S. Government.

12 Executive Park Drive, Atlanta, GA

U.S. Government (Center for Disease Control):

1.                                       U.S. Government Lease for Real Property (GSA Lease No. GS-04B-42096), dated as of August 12, 2002, by and between Executive Park 12, LLC (“Executive Park”) and the U.S. Government;

2.                                       Supplemental Lease Agreement No. 1, dated as of June 3, 2003, by and between Executive Park and the U.S. Government;

3.                                       Supplemental Lease Agreement No. 2, dated as of June 10, 2003, by and between Executive Park and the U.S. Government; and

4.                                       Confirmation of Lease Term Letter, dated as of July 2, 2004, executed by General Services Administration.

4201 Patterson Avenue, Baltimore, MD

State of Maryland (Department of Human Resources and Department of Health and Mental Hygiene):

1.                                       Standard State of Maryland Lease Form, dated as of October 9, 2002, and countersigned December 23, 2002 by and between Hub and the State of Maryland; and

2.                                       Supplemental Lease Agreement No. 1, dated as of March 26, 2008, by and between Hub and the State of Maryland.

20400 Century Boulevard, Germantown, MD

U.S. Government (Department of Energy):

1.                                       U.S. Government Lease for Real Property (GSA Lease No. GS-11B-01888), dated as of December 1, 2005, by and between Hub Funding and the U.S. Government;

2.                                       Supplemental Lease Agreement No. 1, dated as of February 14, 2006, by and between Hub Funding and the U.S. Government;

3.                                       Supplemental Lease Agreement No. 2, dated as of May 15, 2006, by and between Hub Funding and the U.S. Government;

4.                                       Supplemental Lease Agreement No. 4, dated as of December 12, 2006, by and between Hub Funding and the U.S. Government;

5.                                       Supplemental Lease Agreement No. 5, dated as of March 13, 2007, by and between Hub Funding and the U.S. Government;

6.                                       Supplemental Lease Agreement No. 5A, dated as of September 5, 2007, by and between Hub Funding and the U.S. Government; and

7.                                       Supplemental Lease Agreement No. 6 (undated) by and between Hub Funding and the U.S. Government.

1401 Rockville Pike, Rockville, MD

U.S. Government (Food and Drug Administration):

1.                                       U.S. Government Lease for Real Property (GSA Lease No. GS-11B-01968), dated as of April 19, 2007, by and between Hub Woodmont Limited Liability Company (“Hub Woodmont”) and the U.S. Government.

America’s Best Contacts and Eyeglasses

1.                                       Office Building Lease, dated as of August 23, 1994, by and between Templeton Place Limited Partnership and America’s Best Contacts and Eyeglasses, Limited Partnership (“America’s Best”);

2.                                       Assignment and Assumption of Lease, dated March 26, 1997, by and between America’s Best and Optical Holding Corporation;

3.                                       Assignment and Assumption of Lease, dated April 25, 1997 by and between Consolidated Vision Group, Inc. f/k/a Optical Holding Corporation and America’s Best; and

4.                                       First Amendment to Office Building Lease, dated January 11, 2005, by and between Hub Woodmont and America’s Best.

CPS Mid-Atlantic Insurance Services, Inc. (“CPS”)

1.                                       Office Building Lease, dated as of July 15, 2005, by and between Hub Woodmont and CPS.

The Henry M. Jackson Foundation for the Advancement of Military Medicine, Inc. (“The Henry M. Jackson Foundation”):

1.                                       Lease Agreement, dated May 14, 1991, by and between Templeton Place Limited Partnership and The Henry M. Jackson Foundation for the Advancement of Military Medicine, Inc.;

2.                                       First Amendment to Lease, dated July 19, 2001, by and between Hub Woodmont and The Henry M. Jackson Foundation;

3.                                       Second Amendment to Lease, dated July 16, 2002, by and between Hub Woodmont and The Henry M. Jackson Foundation;

4.                                       Third Amendment to Lease, dated February 13, 2003, by and between Hub Woodmont and The Henry M. Jackson Foundation;

5.                                       Fourth Amendment to Lease, dated January 30, 2004, by and between Hub Woodmont and The Henry M. Jackson Foundation;

6.                                       Fifth Amendment to Lease, dated August 17, 2004, by and between Hub Woodmont and The Henry M. Jackson Foundation;

7.                                       Sixth Amendment to Lease, dated May 6, 2005, by and between Hub Woodmont and The Henry M. Jackson Foundation;

8.                                       Seventh Amendment to Lease, dated November 3, 2005, by and between Hub Woodmont and The Henry M. Jackson Foundation; and

9.                                       Eighth Amendment to Lease, dated September 12, 2008, by and between Hub Woodmont and The Henry M. Jackson Foundation.

4241 and 4300 NE 34th Street, Kansas City, MO

U.S. Government (U.S. Treasury):

1.                                       U.S. Government Lease for Real Property (GSA Lease No. GS-06P-49137, dated as of July 6, 1994, by and between Robert & Emily Modeer (“Modeer”) and the U.S. Government;

2.                                       Supplemental Lease Agreement No. 1, dated as of October 24, 1995, by and between Modeer and the U.S. Government;

3.                                       Supplemental Lease Agreement No. 2, dated as of January 3, 1996, by and between Modeer and the U.S. Government;

4.                                       Supplemental Lease Agreement No. 3, dated as of October 21, 1997, by and between Hub Realty Kansas City, Inc. (“Hub KC”) and the U.S. Government;

5.                                       Supplemental Lease Agreement No. 4, dated as of March 19, 1998, by and between Hub KC and the U.S. Government;

6.                                       Supplemental Lease Agreement No. 5, dated as of August 3, 1998, by and between Hub KC and the U.S. Government;

7.                                       Supplemental Lease Agreement No. 6 (undated) by and between Hub Funding and the U.S. Government;

8.                                       Supplemental Lease Agreement No. 7, dated as of August 7, 2000, by and between Hub Funding and the U.S. Government;

9.                                       Supplemental Lease Agreement No. 8, dated as of September 22, 2000, by and between Hub Funding and the U.S. Government;

10.                                 Supplemental Lease Agreement No. 9 (undated) by and between Hub Funding and the U.S. Government;

11.                                 Supplemental Lease Agreement No. 10, dated as of March 22, 2001, by and between Hub Funding and the U.S. Government;

12.                                 Supplemental Lease Agreement No. 11, dated as of June 8, 2001, by and between Hub Funding and the U.S. Government;

13.                                 Supplemental Lease Agreement No. 12, dated as of June 14, 2001, by and between Hub KC and the U.S. Government;

14.                                 Supplemental Lease Agreement No. 13, dated as of August 15, 2001, by and between Hub KC and the U.S. Government;

15.                                 Supplemental Lease Agreement No. 14, dated as of November 14, 2001, by and between Hub KC and the U.S. Government;

16.                                 Supplemental Lease Agreement No. 15, dated as of December 28, 2001, by and between Hub KC and the U.S. Government;

17.                                 Supplemental Lease Agreement No. 16, dated as of January 5, 2002, by and between Hub KC and the U.S. Government;

18.                                 Supplemental Lease Agreement No. 17, dated as of February 26, 2002, by and between Hub KC and the U.S. Government;

19.                                 Supplemental Lease Agreement No. 18, dated as of May 21, 2002, by and between Hub KC and the U.S. Government;

20.                                 Supplemental Lease Agreement No. 19, dated as of June 4, 2002, by and between Hub KC and the U.S. Government;

21.                                 Supplemental Lease Agreement No. 20, dated as of July 15, 2002, by and between Hub KC and the U.S. Government;

22.                                 Supplemental Lease Agreement No. 21, dated as of April 1, 2003, by and between Hub KC and the U.S. Government;

23.                                 Supplemental Lease Agreement No. 22, dated as of April 21, 2003, by and between Hub KC and the U.S. Government;

24.                                 Supplemental Lease Agreement No. 23, dated as of June 2, 2003, by and between Hub KC and the U.S. Government;

25.                                 Supplemental Lease Agreement No. 24, dated as of June 24, 2003, by and between Hub KC and the U.S. Government;

26.                                 Supplemental Lease Agreement No. 25, dated as of September 1, 2004, by and between Hub KC and the U.S. Government;

27.                                 Supplemental Lease Agreement No. 26, dated as of December 7, 2004, by and between Hub KC and the U.S. Government;

28.                                 Supplemental Lease Agreement No. 27, dated as of March 8, 2005, by and between Hub KC and the U.S. Government;

29.                                 Supplemental Lease Agreement No. 28, dated as of August 4, 2005, by and between Hub KC and the U.S. Government;

30.                                 Supplemental Lease Agreement No. 30, dated as of August 4, 2008, by and between Hub KC and the U.S. Government;

31.                                 Supplemental Lease Agreement No. 31, dated as of August 4, 2008, by and between Hub KC and the U.S. Government;

32.                                 Supplemental Lease Agreement No. 32, dated as of August 4, 2008, by and between Hub KC and the U.S. Government;

33.                                 Supplemental Lease Agreement No. 33, dated as of August 4, 2008, by and between Hub KC and the U.S. Government;

34.                                 Supplemental Lease Agreement No. 34, dated as of September 26, 2008, by and between Hub KC and the U.S. Government; and

35.                                 Supplemental Lease Agreement No. 35, dated as of November 24, 2008, by and between Hub KC and the U.S. Government.

2645 and 2655 Long Lake Road, Roseville, MN

State of Minnesota Department of Administration (the “State of Minnesota”) (Minnesota State Lottery):

1.                                       Office Building Lease, commencing June 24, 2003, by and between Rosedale Properties Limited Liability Company (“Rosedale”) and the State of Minnesota;

2.                                       First Amendment to Office Building Lease, dated as of June 10, 2004, by and between Rosedale and the State of Minnesota;

3.                                       Second Amendment to Office Building Lease, dated as of August 13, 2004, by and between Rosedale and the State of Minnesota;

4.                                       Third Amendment to Office Building Lease, dated as of November 12, 2004, by and between Rosedale and the State of Minnesota;

5.                                       Fourth Amendment to Office Building Lease, dated as of June 6, 2006, by and between Rosedale and the State of Minnesota; and

6.                                       Fifth Amendment to Office Building Lease, dated as of August 13, 2007, by and between Rosedale and the State of Minnesota.

130-138 Delaware Avenue, Buffalo, NY

U.S. Government (Executive Office of Immigration Review):

1.                                       U.S. Government Lease for Real Property (GSA Lease No. GS-02B-23447) dated as of December 28, 2005, by and between Hub Realty Buffalo, Inc. (“Hub Buffalo”) and the U.S. Government;

2.                                       Supplemental Lease Agreement No. 1, dated as of August 9 2006, by and between Hub Buffalo and the U.S. Government;

3.                                       Supplemental Lease Agreement No. 1, dated as of April 3, 2007, by and between Hub Buffalo and the U.S. Government; and

4.                                       Supplemental Lease Agreement No. 2, dated as of December 12, 2007, by and between Hub Buffalo and the U.S. Government.

U.S. Government (Immigration and Naturalization Service):

1.                                       U.S. Government Lease for Real Property (GSA Lease No. GS-02B-22753) dated October 28, 1993 by and between Federal Center Joint Venture (“Federal Center”) and the U.S. Government;

2.                                       Supplemental Lease Agreement No. 1, dated as of May 12, 1994, by and between Federal Center and the U.S. Government;

3.                                       Supplemental Lease Agreement No. 2, dated as of October 5, 1994, by and between Federal Center and the U.S. Government;

4.                                       Supplemental Lease Agreement No. 3, dated as of October 24, 1996, by and between Rosecliff Realty Buffalo, Inc. and the U.S. Government;

5.                                       Supplemental Lease Agreement No. 4, dated as of September 26, 1997, by and between Hub Buffalo and the U.S. Government;

6.                                       Supplemental Lease Agreement No. 5, dated as of November 25, 1997, by and between Hub Buffalo Center and the U.S. Government;

7.                                       Supplemental Lease Agreement No. 7, dated as of April 2, 2002, by and between Hub Buffalo and the U.S. Government;

8.                                       Supplemental Lease Agreement No. 8, dated as of August 26, 2002, by and between Hub Buffalo and the U.S. Government;

9.                                       Supplemental Lease Agreement No. 9, dated as of December 17, 2002, by and between Hub Buffalo and the U.S. Government;

10.                                 Supplemental Lease Agreement No. 10, dated as of March 25, 2003, by and between Hub Buffalo and the U.S. Government;

11.                                 Supplemental Lease Agreement No. 11, dated as of April 3, 2007, by and between Hub Buffalo and the U.S. Government;

12.                                 Supplemental Lease Agreement No. 12, dated as of December 17, 2008, by and between Hub Buffalo and the U.S. Government; and

13.                                 Renewal Notice, from the U.S. Government, dated as of October 29, 2008.

U.S. Government (Department of Justice):

1.                                       U.S. Government Lease for Real Property (GSA Lease No. GS-02B-22689), dated as of January 22, 1993, by and between Acquest Holdings, Inc. (“Acquest”) and the U.S. Government;

2.                                       Assignment of Lease Agreement, dated as of March 12, 1993, by and between Acquest and Federal Center;

3.                                       Supplemental Lease Agreement No. 1, dated as of August 6, 1993, by and between Federal Center and the U.S. Government;

4.                                       Supplemental Lease Agreement No. 2, dated as of February 8, 1994, by and between Federal Center and the U.S. Government;

5.                                       Supplemental Lease Agreement No. 3, dated as of February 8, 1994, by and between Federal Center and the U.S. Government;

6.                                       Supplemental Lease Agreement No. 4, dated April 20, 1994, by and between Federal Center and the U.S. Government;

7.                                       Supplemental Lease Agreement No. 5, dated as of August 26, 1994, by and between Federal Center and the U.S. Government;

8.                                       Supplemental Lease Agreement No. 6, effective as of November 18, 1994, by and between Federal Center and the U.S. Government;

9.                                       Supplemental Lease Agreement No. 7, dated as of August 27, 2001, by and between Hub Buffalo and the U.S. Government;

10.                                 Supplemental Lease Agreement No. 8, dated as of July 12, 2002, by and between Hub Buffalo and the U.S. Government;

11.                                 Supplemental Lease Agreement No. 9, dated as of December 18, 2003, by and between Hub Buffalo and the U.S. Government;

12.                                 Supplemental Lease Agreement No. 10, dated as of April 28, 2004, by and between Hub Buffalo and the U.S. Government;

13.                                 Supplemental Lease Agreement No. 11, dated as of April 28, 2005, by and between Hub Buffalo and the U.S. Government;

14.                                 Supplemental Lease Agreement No. 12, dated as of February 1, 2006, by and between Hub Buffalo and the U.S. Government; and

15.                                 Supplemental Lease Agreement No. 13, dated as of September 16, 2006, by and between Hub Buffalo and the U.S. Government.

110 Centerview Drive, Columbia, SC

South Carolina Department of Labor Licensing & Regulation:

1.                                       Lease Agreement, dated as of April, 2004 (effective 7/1/04), by and between SBP Columbia, LLC and South Carolina Department of Labor Licensing & Regulation.

701 Clay Street, Waco, TX

U.S. Government (Department of Veterans Affairs):

1.                                       U.S. Government Lease for Real Property (GSA Lease No. GS-07B-14339), dated as of March 5, 1996, by and between McCord Government Properties-Waco, Ltd. (“McCord”) and the U.S. Government;

2.                                       Supplemental Lease Agreement No. 1, dated as of October 15, 1996, by and between McCord and the U.S. Government;

3.                                       Supplemental Lease Agreement No. 2, dated as of March 26, 1997, by and between McCord and the U.S. Government;

4.                                       Supplemental Lease Agreement No. 3, dated as of October 15, 1997, by and between McCord and the U.S. Government;

5.                                       Supplemental Lease Agreement No. 4, dated as of November 12, 1997, by and between McCord and the U.S. Government;

6.                                       Supplemental Lease Agreement No. 5, dated as of November 19, 1998, by and among McCord Government Properties, Ltd., Hub Acquisition and the U.S. Government;

7.                                       Supplemental Lease Agreement No. 6, dated as of September 21, 1998, by and between Hub Acquisition and the U.S. Government;

8.                                       Supplemental Lease Agreement No. 7, dated as of September 21, 1998, by and between Hub Acquisition and the U.S. Government;

9.                                       Supplemental Lease Agreement No. 8, effective as of December 16, 1997, by and between Hub Acquisition and the U.S. Government; and

10.                                 Supplemental Lease Agreement No. 9, dated as of November 5, 1999, by and between Hub Acquisition and the U.S. Government.

5600 Columbia Pike, Falls Church, VA

U.S. Government (Defense Information Service Agency):

1.                                       U.S. Government Lease for Real Property (GSA Lease No. GS-11B-01748), dated as of July 22, 2004, by and between Hub Funding and the U.S. Government;

2.                                       Supplemental Lease Agreement No. A0001, dated as of July 9, 2005, by and between Hub Funding and the U.S. Government;

3.                                       Supplemental Lease Agreement No. A0002, dated as of July 9, 2006, by and between Hub Funding and the U.S. Government;

4.                                       Supplemental Lease Agreement No. A0003, dated as of March 23, 2007, by and between Hub Funding and the U.S. Government;

5.                                       Supplemental Lease Agreement No. A0004, effective as of July 9, 2007, by and between Hub Funding and the U.S. Government and

6.                                       Supplemental Lease Agreement No. A0005, effective as of September 21, 2007, by and between Hub Funding and the U.S. Government.

Young’s H Corporation:

1.                                       Office Building Lease (undated) by and between Rosecliff Realty Funding, Inc. and T. Paul Park, as Tenant;

2.                                       Assignment of Office Building Lease and Consent Thereto, dated as of October 1, 1997, by and among Hub Acquisition and T. Paul Park, as Tenant and Mi Chong Ko, (“Ko”), as Assignee;

3.                                       Assignment of Office Building Lease and Consent Thereto, dated as of February 3, 2000, by and between REIT Management & Research, Inc. and Ko, as Assignor-Tenant and Lee, as Assignee-Tenant;

4.                                       Consent to Assignment of Office Building Lease (undated) by and between Hub Funding and Ko, as Tenant and Choon Ja Lee, as Assignee;

5.                                       First Amendment to Office Building Lease, dated as of June 23, 2004, by and between Hub Funding and Lee, as Tenant; and

6.                                       Consent to Assignment of Office Building Lease, dated as of April 18, 2007, by and among Hub Finding and Lee, as Tenant and Young’s H Corporation, as Assignee.

Cox Communications Northern Virginia (“Cox Communications”):

1.                                       Telecommunications Lease, dated as of June 3, 2002, by and between Cox Communications Northern Virginia, as the Company and Hub Funding.

Omnipoint Cap Operations, LLC (“Omnipoint”):

1.                                       Telecommunications Lease, dated as of July 29, 1994, by and between 5600 Limited Liability Company (“5600 LLC”) and American PCS, L.P. (“American PCS”);

2.                                       Assignment of Telecommunications Lease, dated as of January 29, 1997, by and between America PCS and American PCS Communications, LLC and APC Realty and Equipment Company, LLC;

3.                                       Consent to Assignment of Telecommunications Lease, dated as of December 1999, by and among Hub Funding and APC Realty and Equipment Company, LLC and Omnipoint; and

4.                                       Automatic 5 Year Renewal of Telecommunications Lease, commencing January 1, 2005, by and between Hub and Omnipoint.

APC Realty and Equipment Company, LLC (“APC Realty”):

1.                                       Telecommunications Lease, dated as of November 26, 1996, by and between Rosecliff and American PCS;

2.                                       Assignment of Telecommunications Lease, dated as of January 29, 1997, by and between American PCS and American PCS Communications, LLC and APC Realty; and

3.                                       First Amendment to Lease, dated August 31, 2008, by and between Hub Funding and APC Realty.

Verizon Wireless:

1.                                       Office Building Lease, dated as of February 7, 1990, by and between Columbia Pike Limited Partnership and Bell Atlantic Mobile Systems (“Bell Atlantic”);

2.                                       Amendment to the Office Lease Agreement, dated as of January 31, 1995, by and between 5600 LLC and Bell Atlantic;

3.                                       Second Amendment to Lease, dated as of November 7, 2001, by and between Hub Funding and Washington, D.C. SMSA Limited partnership d/b/a Verizon Wireless.

2420 Stevens Drive, Richland, Washington

U.S. Government (Department of Energy):

1.                                       U.S. Government Lease for Real Property (GSA Lease No. GS-10B-05928), dated as of October 12, 1994, by and between George F. Garlick (“Garlick”) and the U.S. Government;

2.                                       Supplemental Lease Agreement No. 1, effective as of January 12, 1995, by and between GovProp L.P. (“GovProp”) and the U.S. Government;

3.                                       Supplemental Lease Agreement No. 2, effective as of January 27, 1995, by and between GovProp L.P. and the U.S. Government;

4.                                       Supplemental Lease Agreement No. 3, effective as of February 15, 1995, by and between GovProp L.P. and the U.S. Government;

5.                                       Supplemental Lease Agreement No. 4, effective as of November 22, 1995, by and between Rosecliff Realty Richland, Inc. (“Rosecliff Realty”) and the U.S. Government;

6.                                       Supplemental Lease Agreement No. 5, dated as of October 2, 2007, by and between Hub Realty Richland Inc. (“Hub Richland”) and the U.S. Government;

7.                                       Supplemental Lease Agreement No. 6, dated as of November 25, 2008, by and between Hub Richland and the U.S. Government; and

8.                                       Supplemental Lease Agreement No. 7, dated as of November 25, 2008, by and between Hub Richland and the U.S. Government.

2430 Stevens Drive, Richland, Washington

U.S. Government (Department of Energy):

1.                                       U.S. Government Lease for Real Property (GSA Lease No. GS-10B-05927), dated as of October 12, 1994, by and between Garlick and the U.S. Government;

2.                                       Supplemental Lease Agreement No.1, effective as of January 12, 1995, by and between GovProp and the U.S. Government;

3.                                       Supplemental Lease Agreement No. 2, effective as of January 27, 1995, by and between GovProp and the U.S. Government;

4.                                       Supplemental Lease Agreement No. 3, effective as of February 15, 1995, by and between GovProp and the U.S. Government;

5.                                       Supplemental Lease Agreement No. 4, effective as of March 17, 1995, by and between Rosecliff Realty and the U.S. Government;

6.                                       Supplemental Lease Agreement No. 5, effective as of August 4, 1995, by and between GovProp and the U.S. Government; and

7.                                       Supplemental Lease Agreement No. 6, dated as of October 2, 2007, by and between Hub Richland and the U.S. Government.

2029 Stonewall Jackson Drive, Falling Waters, WV

U.S. Government (Bureau of Alcohol Tobacco and Firearms):

1.                                       U.S. Government Lease for Real Property (GSA Lease No. GS-03B-30078), dated as of April 6, 1993, by and between Van Wyk Enterprises, Inc. (“Van Wyk”) and the U.S. Government;

2.                                       Supplemental Lease Agreement No. 1, dated as of January 31, 1994, by and between Van Wyk and the U.S. Government;

3.                                       Supplemental Lease Agreement No. 2, dated as of May 6, 1994, by and between Van Wyk and the U.S. Government;

4.                                       Supplemental Lease Agreement No. 3, effective as of March 14, 1994, by and between Van Wyk and the U.S. Government;

5.                                       Supplemental Lease Agreement No. 4, effective as of April 20, 1994, by and between Van Wyk and the U.S. Government;

6.                                       Supplemental Lease Agreement No. 5, dated as of July 5, 1995, by and between Rosecliff and the U.S. Government;

7.                                       Supplemental Lease Agreement No. 6, dated as of August 8, 1995, by and between Rosecliff Realty IV, Inc. and the U.S. Government;

8.                                       Supplemental Lease Agreement No. 7, dated as of September 12, 1995, by and between Rosecliff and the U.S. Government;

9.                                       Supplemental Lease Agreement No. 8, effective as of July 28, 1995, by and between Rosecliff and the U.S. Government;

10.                                 Supplemental Lease Agreement No. 9, dated as of June 17, 1996, by and between Rosecliff and the U.S. Government;

11.                                 Supplemental Lease Agreement No. 10, dated as of August 27, 1997, by and between Hub Realty IV, Inc. (“Hub IV”) and the U.S. Government;

12.                                 Supplemental Lease Agreement No. 11, dated as of January 8, 1998, by and between Hub IV and the U.S. Government;

13.                                 Supplemental Lease Agreement No. 12, dated as of January 11, 2000, by and between Hub Acquisition and the U.S. Government;

14.                                 Supplemental Lease Agreement No. 13, dated as of February 20, 2008, by and between Hub Acquisition and the U.S. Government;

15.                                 Supplemental Lease Agreement No. 14, dated as of February 20, 2008, by and between Hub Acquisition and the U.S. Government; and

16.                                 Supplemental Lease Agreement No. 16, dated as of July 7, 2008, by and between Hub Acquisition and the U.S. Government.

5353 Yellowstone Road, Cheyenne, WY

U.S. Government:

1.                                       U.S. Government Lease for Real Property (GSA Lease No. GS-08P-13261), dated as of April 29, 1994, by and between Terra West LLC (“Terra West”) and the U.S. Government;

2.                                       Supplemental Lease Agreement No. 1, dated as of October 30, 1995, by and between Terra West and the U.S. Government;

3.                                       Supplemental Lease Agreement No. 2, dated as of December 29, 1995, by and between Terra West and the U.S. Government;

4.                                       Supplemental Lease Agreement No. 3, dated as of March 21, 1996, by and between Terra West and the U.S. Government;

5.                                       Supplemental Lease Agreement No. 4, dated as of November 15, 1996, by and between Rosecliff and the U.S. Government;

6.                                       Supplemental Lease Agreement No. 5, dated as of January 1, 1997, by and between Terra West and the U.S. Government;

7.                                       Supplemental Lease Agreement No. 6, dated as of July 25, 1997, by and between Hub Funding and the U.S. Government;

8.                                       Supplemental Lease Agreement No. 7, dated as of November 12, 1997, by and between Hub Funding and the U.S. Government;

9.                                       Supplemental Lease Agreement No. 8, dated as of December 18, 1997, by and between Hub Funding and the U.S. Government;

10.                                 Supplemental Lease Agreement No. 9, dated as of February 5, 1998, by and between Hub Funding and the U.S. Government;

11.                                 Supplemental Lease Agreement No. 10, dated as of April 21, 1998, by and between Hub Funding and the U.S. Government;

12.                                 Supplemental Lease Agreement No. 11, dated as of July 30, 1998, by and between Hub Funding and the U.S. Government;

13.                                 Supplemental Lease Agreement No. 12, dated as of December 1, 1998, by and between Hub Funding and the U.S. Government;

14.                                 Supplemental Lease Agreement No. 13 (undated) by and between Hub Funding and the U.S. Government;

15.                                 Supplemental Lease Agreement No. 14, dated as of July 12, 1999, by and between Hub Funding and the U.S. Government;

16.                                 Supplemental Lease Agreement No. 15, dated as of August 25, 1999, by and between Hub Funding and the U.S. Government;

17.                                 Supplemental Lease Agreement No. 17, dated as of April 28, 2000, by and between Hub Funding and the U.S. Government;

18.                                 Supplemental Lease Agreement No. 18, dated as of October 13, 2000, by and between Hub Funding and the U.S. Government;

19.                                 Supplemental Lease Agreement No. 19, dated as of January 25, 2001, by and between Hub Funding and the U.S. Government;

20.                                 Supplemental Lease Agreement No. 20, dated as of February 27, 2001, by and between Hub Funding and the U.S. Government;

21.                                 Supplemental Lease Agreement No. 21, dated as of May 25, 2001, by and between Hub Funding and the U.S. Government;

22.                                 Supplemental Lease Agreement No. 22, dated as of July 1, 2002, by and between Hub Funding and the U.S. Government;

23.                                 Supplemental Lease Agreement No. 23, dated as of February 20, 2003, by and between Hub Funding and the U.S. Government;

24.                                 Supplemental Lease Agreement No. 24, dated as of November 7, 2002, by and between Reit Management and Research, LLC and the U.S. Government;

25.                                 Supplemental Lease Agreement No. 25, dated as of August 15, 2003, by and between Hub Funding and the U.S. Government;

26.                                 Supplemental Lease Agreement No. 26, dated as of March 20, 2006, by and between Hub Funding and the U.S. Government;

27.                                 Supplemental Lease Agreement No. 27, dated as of November 30, 2005, by and between Hub Funding and the U.S. Government;

28.                                 Supplemental Lease Agreement No. 27, dated as of July 27, 2005, by and between Hub Funding and the U.S. Government;

29.                                 Supplemental Lease Agreement No. 28, dated as of September 27, 2005, by and between Hub Funding and the U.S. Government;

30.                                 Supplemental Lease Agreement No. 29, dated as of April 17, 2006, by and between Hub Funding and the U.S. Government;

31.                                 Supplemental Lease Agreement No. 30, dated as of February 8, 2006, by and between Hub Funding and the U.S. Government;

32.                                 Supplemental Lease Agreement No. 31, dated as of July 20, 2006, by and between Hub Funding and the U.S. Government;

33.                                 Supplemental Lease Agreement No. 32, dated as of June 12, 2006, by and between Hub Funding and the U.S. Government;

34.                                 Supplemental Lease Agreement No. 33, dated as of June 12, 2006, by and between Hub Funding and the U.S. Government;

35.                                 Supplemental Lease Agreement No. 34, dated as of June 12, 2006, by and between Hub Funding and the U.S. Government;

36.                                 Supplemental Lease Agreement No. 35, dated as of October 16, 2006, by and between Hub Funding and the U.S. Government;

37.                                 Supplemental Lease Agreement No. 36, dated as of March 12, 2007, by and between Hub Funding and the U.S. Government;

38.                                 Supplemental Lease Agreement No. 37, dated as of June 28, 2007, by and between Hub Funding and the U.S. Government;

39.                                 Supplemental Lease Agreement No. 38, dated as of June 29, 2007, by and between Hub Funding and the U.S. Government;

40.                                 Supplemental Lease Agreement No. 39, dated as of June 29, 2007, by and between Hub Funding and the U.S. Government; and

41.                                 Supplemental Lease Agreement No. 40, dated as of November 21, 2007, by and between Hub Funding and the U.S. Government.

Exhibit A

FORM OF LOCK-UP FROM SHAREHOLDERS PURSUANT TO SECTION 5(o)

[•], 2009

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
WACHOVIA CAPITAL MARKETS, LLC
MORGAN STANLEY & CO. INCORPORATED
as Representatives of the several
Underwriters to be named in the
within-mentioned Purchase Agreement
c/o	Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036

Re:          Proposed Public Offering by Government Properties Income Trust

Dear Sirs:

The undersigned, a shareholder of Government Properties Income Trust, a Maryland real estate investment trust (the “Company”), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Wachovia Capital Markets, LLC and Morgan Stanley & Co. Incorporated propose to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company providing for the public offering of shares (the “Securities”) of the Company’s Common Shares of Beneficial Interest, par value $0.01 per share (the “Common Shares”).  In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 180 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise.

Notwithstanding the foregoing, the undersigned may transfer its Common Shares (i) as a bona fide gift or gifts, (ii) as donations to charitable organizations, (iii) by will or the laws of descent and distribution, (iv) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that any such transfer shall not involve a disposition for value, (v) as forfeitures of Common Shares or options to purchase Common Shares to satisfy tax withholding obligations of the undersigned in connection with the vesting of equity awards acquired by the undersigned pursuant to equity incentive plans existing and as in effect on the date of this lock-up agreement or (vi) with the prior written consent of Merrill Lynch on behalf of the Underwriters; provided, however, that it shall be a pre-condition to such transfers set forth in (i), (ii), (iii) or (iv) above that (a) the transferee or donee executes and delivers to Merrill Lynch a lock-up agreement in form and substance satisfactory to Merrill Lynch, (b) no filing by any party (transferor, transferee, donor or donee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 4, Form 5, Schedule 13D or Schedule 13G (or 13D A or 13G A) made after the expiration of the 180-day lock-up period), (c) each party (transferor, transferee, donor or donee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition.  For purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, notwithstanding the foregoing, if the undersigned is a business trust, real estate investment trust, limited liability company, partnership, corporation or other entity, the undersigned may transfer its shares to any of its direct or indirect wholly-owned subsidiaries; provided, however, that it shall be a pre-condition to such transfer or distribution that (a) the transferee executes and delivers to Merrill Lynch a lock-up agreement in form and substance satisfactory to Merrill Lynch, (b) no filing by any party (transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 4, Form 5, Schedule 13D or Schedule 13G (or 13D A or 13G A) made after the expiration of the 180-day lock-up period), (c) each party (transferor or, transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition.

Notwithstanding the foregoing, if:

(1)                                  during the last 17 days of the 180-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2)           prior to the expiration of the 180-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Merrill Lynch waives, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the 180-day lock-up period pursuant to the previous paragraph will be delivered by Merrill Lynch to the Company (in accordance with Section 13 of the Purchase Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 180-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 180-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

If (a) for any reason the Purchase Agreement shall be terminated on or before the Closing Time (as defined in the Purchase Agreement) or (b) the Company notifies you in writing, with a copy to Merrill Lynch, that it does not or the Underwriters do not intend to proceed with the public offering contemplated by the proposed Purchase Agreement, this Agreement shall automatically be terminated.

Very truly yours,

Signature:

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